UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2020

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	NWBO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2020, Aracaris Capital Limited (the “Borrower”), a U.K. subsidiary of Northwest Biotherapeutics, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Cambridge & Peterborough Combined Authority (the “Lender”) for a loan of £1.35 million (approximately $1.7 million) (the “Loan”).  The Lender provides funding for selected economic development projects in the Cambridge region through a competitive selection process.

The Loan will be used for further buildout of the initial phase of the advanced manufacturing facility in Sawston, U.K. (the “Project”).  The Company will provide a comparable amount of funding as well.  The Project was selected for funding through the Lender’s competitive process.  The Sawston facility will provide greater production capacity for DCVax products® than the manufacturing facility in London where the Company’s manufacturing has been taking place to date.

Under the Loan Agreement, there will be no repayments during the first year of the Loan term, although interest will accrue. Following the first anniversary, repayment of the Loan principal and interest will take place over 4 years, for a total term of 5 years.  The interest rate on the Loan is 6.25% per annum.

Also as of March 26, 2020, the Borrower entered into a Security Agreement with the Lender granting a security interest in the Company’s 17-acre property in Sawston, U.K. to secure the Loan.  No other tangible or intangible assets of the Company or its subsidiaries are subject to any security interest.  The security interest on the 17-acre property will be released upon completion of repayment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: April 1, 2020	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman